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                                                                      EXHIBIT 21

                           WESTERN DIGITAL CORPORATION
                           SUBSIDIARIES OF THE COMPANY

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
                                                     STATE OR OTHER
                                                     JURISDICTION OF
NAME                                                 INCORPORATION
----                                                 ---------------
Western Digital Technologies, Inc.                   Delaware
Western Digital Ventures, Inc.                       Delaware
Pacifica Insurance Corporation                       Hawaii
Western Digital Canada Corporation                   Ontario, Canada
Western Digital (Deutschland) GmbH                   Germany
Western Digital (France) SARL                        France
Western Digital Hong Kong Limited                    Hong Kong
Western Digital Ireland, Ltd.                        Cayman Islands
Western Digital (I.S.) Limited                       Ireland
Western Digital Japan Ltd.                           Japan
Western Digital (Malaysia) Sdn. Bhd.                 Malaysia
Western Digital Netherlands B.V.                     The Netherlands
Western Digital (Thailand) Company Limited           Thailand
Western Digital Korea, Ltd.                          Republic of Korea
Western Digital Latin America, Inc.                  Delaware

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